Exhibit 99.1
The Duckhorn Portfolio Announces Third Quarter 2023 Financial Results
Raises Fiscal Year 2023 Outlook
Net Sales of $91.2 million
Net Income of $16.8 million; Adjusted Net Income of $19.0 million
Adjusted EBITDA of $35.8 million
St. Helena, CA, June 8, 2023 – The Duckhorn Portfolio, Inc. (NYSE: NAPA) (the “Company”) today reported its financial results for the three months ended April 30, 2023.
Third Quarter 2023 Highlights
▪Net sales were $91.2 million, a decrease of $0.3 million, or 0.4%, versus the prior year period.
▪Gross profit was $50.5 million, an increase of $6.5 million, or 14.9%, versus the prior year period. Gross profit margin was 55.4%, up 740 basis points versus the prior year period. Adjusted gross profit was $51.0 million, an increase of $2.9 million, or 6.0%, versus the prior year period. Adjusted gross profit margin was 55.8%, up 330 basis points versus the prior year period.
▪Net income was $16.8 million, or $0.15 per diluted share, versus $15.6 million, or $0.14 per diluted share, in the prior year period. Adjusted net income was $19.0 million, or $0.16 per diluted share, versus $19.2 million, or $0.17 per diluted share, in the prior year period.
▪Adjusted EBITDA was $35.8 million, an increase of $2.9 million, or 9.0%, and margin increased 340 basis points versus the prior year period.
▪Cash was $36.1 million as of April 30, 2023. The Company’s leverage ratio was 1.7x net debt (net of deferred financing costs), to trailing twelve months adjusted EBITDA.
“Given our consistent out-performance year-to-date and confidence in sustained momentum for the balance of the year, we are pleased to again be upwardly revising our Fiscal 2023 guidance,” commented Alex Ryan, President, Chief Executive Officer and Chairman. “We believe we are well-positioned to meet our financial targets and to drive long-term value for our stockholders.”
“Our third quarter results provide another example of how our unique combination of superior brand strength, differentiated go to market strategy and advantaged scale enable us to continue taking share, even against an uncertain near-term macroeconomic environment.”
Ryan continued, “Our consistent third quarter performance, including volume growth and robust margin expansion, are a testament to both our operational fortitude and our customers’ resilience, as wine enthusiasts and trade partners alike continue to trust in our winery brands to deliver exceptional quality.”

Third Quarter 2023 Results

	Three months ended April 30,
	2023	2022
Net sales growth	(0.4)%	1.3%
Volume contribution	3.5%	(0.6)%
Price / mix contribution	(3.9)%	1.9%

	Three months ended April 30,
	2023	2022
Wholesale – Distributors	68.6%	62.0%
Wholesale – California direct to trade	17.5	16.6
DTC	13.9	21.4
Net sales	100.0%	100.0%

Net sales were $91.2 million, a decrease of $0.3 million, or 0.4%, versus $91.6 million in the prior year period. The decrease in net sales was primarily attributable to the impact of previously announced shifts in DTC channel shipments between Fiscal Q3 and Fiscal Q4 versus the prior year period, partially offset by price increases and volume contribution. Absent the planned shifts in DTC channel shipments, we would have seen low double digit net sales growth in the quarter, which speaks to the health of the business.
Gross profit was $50.5 million, an increase of $6.5 million, or 14.9%, versus the prior year period. Gross profit margin was 55.4%, improving 740 basis points versus the prior year period. Margins expanded as a result of favorable brand mix and price increases taken earlier in the fiscal year, lapping seltzer inventory reserves in the prior year period that were unrelated to our core operating performance, and partially offset by margin impacts from the shifts in DTC shipment timing. Adjusted gross profit was $51.0 million, an increase of $2.9 million, or 6.0%, versus the prior year period. Adjusted gross profit margin was 55.8%, up 330 basis points versus the prior year period.
Total selling, general and administrative expenses were $24.0 million, an increase of $0.9 million, or 3.7%, versus $23.1 million in the prior year period. Adjusted selling, general, and administrative expenses were $20.5 million, an increase of $0.9 million, or 4.4%, versus the prior year period. The increase was largely attributable to higher compensation and other selling costs, partially offset by timing of expenses versus the prior year period.
Net income was $16.8 million, or $0.15 per diluted share, versus $15.6 million, or $0.14 per diluted share, in the prior year period. Adjusted net income was $19.0 million, or $0.16 per diluted share, versus $19.2 million, or $0.17 per diluted share, in the prior year period. The results for the quarter were bolstered by higher gross profit and partially offset by increases in operating and interest expenses.
Adjusted EBITDA was $35.8 million, an increase of $2.9 million, or 9.0%, versus $32.9 million in the prior year period. Adjusted EBITDA margin increased 340 basis points versus the prior year period. These results were primarily driven by higher sales volumes, price increases and favorable brand mix, partially offset by the impacts of the DTC shipment timing shifts and higher operating expenses noted earlier.

Fiscal 2023 Guidance
The Company is upwardly revising net sales, adjusted EBITDA, and adjusted EPS guidance previously provided for Fiscal 2023.

The Company’s revised guidance ranges are presented below for Fiscal 2023:

(amounts in millions, except per share data and percentages)	Fiscal year ended July 31, 2023
Net sales	$400	-	$404
Adjusted EBITDA	$138	-	$140
Adjusted EPS	$0.64	-	$0.66
Diluted share count	115	-	116
Effective tax rate	25%	-	27%
Conference Call and Webcast
The Company will host a conference call and webcast today to discuss these results at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). Investors interested in participating in the live call can dial 844-200-6205 from the U.S. and 929-526-1599 internationally, and enter confirmation code 085472. A telephone replay will be available approximately two hours after the call concludes through Thursday, June 22, 2023 by dialing 929-458-6194 or 866-813-9403, and entering confirmation code 536706. There will also be a simultaneous, live webcast available on the Company’s investor relations website at https://ir.duckhorn.com. The webcast will be archived for 30 days.
About The Duckhorn Portfolio, Inc.
The Duckhorn Portfolio is North America’s premier luxury wine company, with ten wineries, eight state-of-the-art winemaking facilities, seven tasting rooms and over 1,100 coveted acres of vineyards spanning 32 Estate properties. Established in 1976, when vintners Dan and Margaret Duckhorn founded Napa Valley’s Duckhorn Vineyards, today, our portfolio features some of North America’s most revered wineries, including Duckhorn Vineyards, Decoy, Paraduxx, Goldeneye, Migration, Canvasback, Calera, Kosta Browne, Greenwing and Postmark. Sourcing grapes from our own Estate vineyards and fine growers in Napa Valley, Sonoma County, Anderson Valley, California’s North and Central coasts, and Washington State, we offer a curated and comprehensive portfolio of acclaimed luxury wines with price points ranging from $20 to $200 across more than 15 varietals and 31 appellations. Our wines are available throughout the United States, on five continents, and in more than 50 countries around the world. To learn more, visit us at: https://www.duckhornportfolio.com/. Investors can access information on our investor relations website at: https://ir.duckhorn.com.
Use of Non-GAAP Financial Information
In addition to the Company’s results, which are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company believes the following non-GAAP measures presented in this press release and discussed on the related teleconference call are useful in evaluating its operating performance: adjusted gross profit, adjusted EBITDA, adjusted net income and adjusted EPS. Certain of these non-GAAP measures exclude depreciation and amortization, non-cash equity-based compensation expense, purchase accounting adjustments, casualty losses or gains, impairment losses, inventory write-downs, changes in the fair value of derivatives, and certain other items, net of the tax effects of all such adjustments, which are not related to the Company’s core operating performance. The Company believes that these non-GAAP financial measures are provided to enhance the reader’s understanding of our past financial performance and our prospects for the future. The Company’s management team uses these non-GAAP financial measures to evaluate business performance in comparison to budgets, forecasts and prior period financial results. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation is provided herein for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Readers are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Forward-Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including statements regarding the timing or nature of future operating or financial performance or other events. For example, all statements The Duckhorn Portfolio makes relating to its estimated and projected financial results or its plans and objectives for future operations, growth initiatives or strategies are forward-looking statements. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company’s ability to manage the growth of its business; the Company’s reliance on its brand name, reputation and product quality; the effectiveness of the Company’s marketing and advertising programs, including the consumer reception of the launch and expansion of our product offerings; general competitive conditions, including actions the Company’s competitors may take to grow their businesses; overall decline in the health of the economy and the impact of inflation on consumer discretionary spending and consumer demand for wine; the occurrence of severe weather events (including fires, floods and earthquakes), catastrophic health events, natural or man-made disasters, social and political conditions, war or civil unrest; risks associated with disruptions in the Company’s supply chain for grapes and raw and processed materials, including corks, glass bottles, barrels, winemaking additives and agents, water and other supplies; risks associated with the disruption of the delivery of the Company’s wine to customers; the impact of COVID-19 and its variants on the Company’s customers, suppliers, business operations and financial results; disrupted or delayed service by the distributors and government agencies the Company relies on for the distribution of its wines outside of California; the Company’s ability to successfully execute its growth strategy; decreases in the Company’s wine score ratings by wine rating organizations; quarterly and seasonal fluctuations in the Company’s operating results; the Company’s success in retaining or recruiting, or changes required in, its officers, key employees or directors; the Company’s ability to protect its trademarks and other intellectual property rights, including its brand and reputation; the Company’s ability to comply with laws and regulations affecting its business, including those relating to the manufacture, sale and distribution of wine; the risks associated with the legislative, judicial, accounting, regulatory, political and economic risks and conditions specific to both domestic and to international markets; claims, demands and lawsuits to which the Company is, and may in the future, be subject and the risk that its insurance or indemnities coverage may not be sufficient; the Company’s ability to operate, update or implement its IT systems; the Company’s ability to successfully pursue strategic acquisitions and integrate acquired businesses; the Company’s potential ability to obtain additional financing when and if needed; the Company’s substantial indebtedness and its ability to maintain compliance with restrictive covenants in the documents governing such indebtedness; the Company’s sponsor’s significant influence over the Company, and the Company’s status as a “controlled company” under the rules of the New York Stock Exchange; the potential liquidity and trading of the Company’s securities; the future trading prices of the Company’s common stock and the impact of securities analysts’ reports on these prices; and the risks identified in the Company’s other filings with the SEC. The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read the Company’s filings with the

SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. The Company’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.
Contacts
Investor Contact
Chris Mandeville, ICR
ir@duckhorn.com
707-302-2635

Media Contact
Jessica Liddell, ICR
DuckhornPR@icrinc.com
203-682-8200

THE DUCKHORN PORTFOLIO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share and per share data)

	April 30, 2023	July 31, 2022
ASSETS
Current assets:
Cash	$36,077	$3,167
Accounts receivable trade, net	43,274	37,026
Inventories	327,313	285,430
Prepaid expenses and other current assets	10,929	13,898
Total current assets	417,593	339,521
Long-term assets
Property and equipment, net	267,474	269,659
Operating lease right-of-use assets	20,875	23,375
Intangible assets, net	186,116	191,786
Goodwill	425,209	425,209
Other long-term assets	5,286	1,963
Total long-term assets	904,960	911,992
Total assets	$1,322,553	$1,251,513
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,914	$3,382
Accrued expenses	31,909	29,475
Accrued compensation	12,063	12,893
Deferred revenue	13,156	272
Current operating lease liabilities	3,647	3,498
Current maturities of long-term debt	9,721	9,810
Other current liabilities	3,214	672
Total current liabilities	76,624	60,002
Long-term liabilities
Revolving line of credit, net	—	108,674
Long-term debt, net of current maturities and debt issuance costs	213,158	105,074
Operating lease liabilities	17,117	19,732
Deferred income taxes	90,483	90,483
Other long-term liabilities	2,217	387
Total long-term liabilities	322,975	324,350
Total liabilities	399,599	384,352
Stockholders' equity:
Common stock, $0.01 par value; 500,000,000 shares authorized; 115,293,780 issued and outstanding at April 30, 2023 and 115,184,161 issued and outstanding at July 31, 2022	1,153	1,152
Additional paid-in capital	735,871	731,597
Retained earnings	185,353	133,824
Total The Duckhorn Portfolio, Inc. stockholders' equity	922,377	866,573
Non-controlling interest	577	588
Total stockholders' equity	922,954	867,161
Total liabilities and stockholders' equity	$1,322,553	$1,251,513

THE DUCKHORN PORTFOLIO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share data)

	Three months ended April 30,		Nine months ended April 30,
	2023	2022	2023	2022
Net sales (net of excise taxes of $1,126, $1,072, $4,179 and $4,056, respectively)	$91,242	$91,584	$302,901	$294,501
Cost of sales	40,731	47,622	142,494	148,652
Gross profit	50,511	43,962	160,407	145,849

Selling, general and administrative expenses	23,989	23,126	79,307	70,178
Income from operations	26,522	20,836	81,100	75,671

Interest expense	2,993	1,618	7,839	4,860
Other expense (income), net	729	(1,046)	3,385	(2,477)
Total other expenses, net	3,722	572	11,224	2,383
Income before income taxes	22,800	20,264	69,876	73,288
Income tax expense	6,006	4,699	18,358	18,483
Net income	16,794	15,565	51,518	54,805
Less: Net loss (income) attributable to non-controlling interest	3	—	11	(35)
Net income attributable to The Duckhorn Portfolio, Inc.	$16,797	$15,565	$51,529	$54,770

Net income per share of common stock:
Basic	$0.15	$0.14	$0.45	$0.48
Diluted	$0.15	$0.14	$0.45	$0.47

Weighted average shares of common stock outstanding:
Basic	115,255,671	115,115,850	115,209,972	115,070,183
Diluted	115,367,455	115,281,724	115,425,034	115,347,808

THE DUCKHORN PORTFOLIO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Nine months ended April 30,
	2023	2022
Cash flows from operating activities
Net income	$51,518	$54,805
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	20,528	17,345
Loss on disposal of assets	75	12
Change in fair value of derivatives	2,943	(1,947)
Amortization of debt issuance costs	774	1,206
Equity-based compensation	4,741	4,240
Change in operating assets and liabilities:
Accounts receivable trade, net	(6,248)	(5,851)
Inventories	(39,278)	(24,340)
Prepaid expenses and other current assets	1,633	1,767
Other long-term assets	(508)	(46)
Accounts payable	(352)	1,535
Accrued expenses	3,681	4,550
Accrued compensation	(831)	(5,820)
Deferred revenue	12,884	425
Other current and long-term liabilities	193	(26)
Net cash provided by operating activities	51,753	47,855
Cash flows from investing activities
Purchases of property and equipment, net of sales proceeds	(14,111)	(24,798)
Net cash used in investing activities	(14,111)	(24,798)
Cash flows from financing activities
Payments under line of credit	(119,000)	(77,000)
Borrowings under line of credit	9,000	68,000
Issuance of long-term debt	225,833	—
Payments of long-term debt	(117,666)	(8,538)
Taxes paid related to net share settlement of equity awards	(648)	(839)
Proceeds from employee stock purchase plan	181	—
Payments for debt issuance costs	(2,432)	—
Payments of deferred offering costs	—	(270)
Net cash used in financing activities	(4,732)	(18,647)
Net increase in cash	32,910	4,410
Cash - Beginning of period	3,167	4,244
Cash - End of period	$36,077	$8,654
Supplemental cash flow information
Interest paid, net of amount capitalized	$4,421	$3,726
Income taxes paid	$10,921	$13,923
Non-cash investing activities
Property and equipment additions in accounts payable and accrued expenses	$332	$507

THE DUCKHORN PORTFOLIO, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted gross profit, adjusted net income, adjusted EBITDA and adjusted EPS, collectively referred to as “Non-GAAP Financial Measures,” are commonly used in the Company’s industry and should not be construed as an alternative to net income or earnings per share as indicators of operating performance (as determined in accordance with GAAP). These Non-GAAP Financial Measures may not be comparable to similarly titled measures reported by other companies. The Company has included these Non-GAAP Financial Measures because it believes the measures provide management and investors with additional information to evaluate business performance in comparison to budgets, forecasts and prior year financial results.
Non-GAAP Financial Measures are adjusted to exclude certain items that affect comparability. The adjustments are itemized in the tables below. You are encouraged to evaluate these adjustments and the reason the Company considers them appropriate for supplemental analysis. In evaluating adjustments, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments set forth below. The presentation of Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or recurring items.
Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that the Company calculates as net income before interest, taxes, depreciation and amortization, non-cash equity-based compensation expense, purchase accounting adjustments, casualty losses or gains, changes in the fair value of derivatives and certain other items which are not related to our core operating performance. Adjusted EBITDA is a key performance measure the Company uses in evaluating its operational results. The Company believes adjusted EBITDA is a helpful measure to provide investors an understanding of how management regularly monitors the Company’s core operating performance, as well as how management makes operational and strategic decisions in allocating resources. The Company believes adjusted EBITDA also provides management and investors consistency and comparability with the Company’s past financial performance and facilitates period to period comparisons of operations, as it eliminates the effects of certain variations unrelated to its overall performance.
Adjusted EBITDA has certain limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations include:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;
•adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt;
•adjusted EBITDA does not reflect income tax payments that may represent a reduction in cash available to the Company; and
•other companies, including companies in the Company’s industry, may calculate adjusted EBITDA differently, which reduce their usefulness as comparative measures.
Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including net income and the Company’s other GAAP results. In evaluating adjusted EBITDA, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by the types of items excluded from the calculation of adjusted EBITDA.

Adjusted Gross Profit
Adjusted gross profit is a non-GAAP financial measure that the Company calculates as gross profit excluding the impact of purchase accounting adjustments (including depreciation and amortization related to purchase accounting), non-cash equity-based compensation expense and certain inventory charges. We believe adjusted gross profit is a useful measure to us and our investors to assist in evaluating our operating performance because it provides consistency and direct comparability with our past financial performance between fiscal periods, as the metric eliminates the effects of non-cash or other expenses unrelated to our core operating performance that would result in fluctuations in a given metric for reasons unrelated to overall continuing operating performance. Adjusted gross profit should not be considered a substitute for gross profit or any other measure of financial performance reported in accordance with GAAP.
Adjusted Net Income
Adjusted net income is a non-GAAP financial measure that the Company calculates as net income excluding the impact of non-cash equity-based compensation expense, purchase accounting adjustments, casualty losses or gains, impairment losses (including certain inventory charges), changes in the fair value of derivatives and certain other items unrelated to core operating performance, as well as the estimated income tax impacts of all such adjustments included in this non-GAAP performance measure. We believe adjusted net income assists us and our investors in evaluating our performance period-over-period. In calculating adjusted net income, we also calculate the following non-GAAP financial measures which adjust each GAAP-based financial measure for the relevant portion of each adjustment to reach adjusted net income:
•Adjusted SG&A – calculated as selling, general, and administrative expenses excluding the impacts of purchase accounting, transaction expenses and equity-based compensation; and
•Adjusted income tax – calculated as the tax effect of all adjustments to reach adjusted net income based on the applicable blended statutory tax rate for the period.
Adjusted net income should not be considered a substitute for net income or any other measure of financial performance reported in accordance with GAAP.
Adjusted EPS
Adjusted EPS is a non-GAAP financial measure that the Company calculates as adjusted net income divided by diluted share count for the applicable period. We believe adjusted EPS is useful to us and our investors because it improves the comparability of results of operations from period to period. Adjusted EPS should not be considered a substitute for net income per share or any other measure of financial performance reported in accordance with GAAP.

THE DUCKHORN PORTFOLIO, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Three months ended April 30, 2023 and 2022
(Unaudited, in thousands, except per share data)

	Three months ended April 30, 2023
	Net sales	Gross profit	SG&A	Adjusted EBITDA	Income tax	Net income	Diluted EPS
GAAP results	$91,242	$50,511	$23,989	$16,797	$6,006	$16,797	$0.15
Percentage of net sales		55.4%	26.3%	18.4%
Interest expense				2,993
Income tax expense				6,006
Depreciation and amortization expense		108	(1,903)	7,238
EBITDA				$33,034
Purchase accounting adjustments		224		224	59	165	—
Transaction expenses			(142)	142	(60)	202	—
Change in fair value of derivatives				882	232	650	0.01
Equity-based compensation		111	(1,427)	1,538	345	1,193	0.01
Non-GAAP results	$91,242	$50,954	$20,517	$35,820	$6,582	$19,007	$0.16
Percentage of net sales		55.8%	22.5%	39.3%

	Three months ended April 30, 2022
	Net sales	Gross profit	SG&A	Adjusted EBITDA	Income tax	Net income	Diluted EPS
GAAP results	$91,584	$43,962	$23,126	$15,565	$4,699	$15,565	$0.14
Percentage of net sales		48.0%	25.3%	17.0%
Interest expense				1,618
Income tax expense				4,699
Depreciation and amortization expense		123	(1,933)	6,237
EBITDA				$28,119
Purchase accounting adjustments		54		54	14	41	—
Transaction expenses			(347)	347	87	259	—
Inventory write-down		3,935		3,935	992	2,943	0.03
Change in fair value of derivatives				(990)	(249)	(741)	(0.01)
Equity-based compensation			(1,154)	1,365	313	1,052	0.01
Wildfire costs			(43)	43	11	32	—
Non-GAAP results	$91,584	$48,074	$19,649	$32,873	$5,867	$19,151	$0.17
Percentage of net sales		52.5%	21.5%	35.9%

Note: Sum of individual amounts may not recalculate due to rounding.